Exhibit 23
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                   CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587,  33-44788,
333-47403,   33-52691,   33-58187  and   333-02873),   Post-Effective
Amendment No. 2 on Form S-8 (No. 33-30756-02) to Form S-4 (No. 333-09519), Form S-3 (Nos. 33-33682 and 333-49227) and Pre-Effective
Amendment No. 1 on Form S-3 (No. 33-62496) of Bristol-Myers Squibb Company of our report dated January 24, 2000 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
New York, New York
March 30, 2000

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